Exhibit 99.01



                     Sento Exceeds Fourth Quarter Estimates

Reports 4th Quarter Revenues of $8 Million and Pro-forma Quarterly Net Income of $0.31 Per Share

AMERICAN FORK, Utah, April 20, 2004 -- Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, announced financial results for its fourth fiscal quarter and year ended March 31, 2004.

Revenues for the quarter ended March 31, 2004, increased by 38% to $8.0 million compared to $5.8 million for the same quarter of the previous year. For the year, revenues increased 22% to $21.4 million, compared to $17.5 million for the prior year.

"On March 11, we felt it necessary to correct certain misconceptions in the marketplace and released mid-term information relating to Sento's fourth quarter performance. I am very pleased to report that we exceeded our mid-term estimates both as to revenues and pro forma profits," reported Patrick O'Neal, President & CEO. "In addition, during the latter part of the quarter, we were able to complete an at-the-market equity financing for $6.7 million and reduce and renegotiate our line of credit with our bank. We therefore exited fiscal 2004, not only with significantly increased pro forma earnings, but also with a very strong balance sheet."

Mr. O'Neal continued, "This combination of performance and financial stability puts us in position to continue our growth and earnings for fiscal 2005. We are all aware that our current position increases expectations for Sento, and we are ready to respond. Thanks to the hard work and efforts of our management team we are preparing to execute on some new and exciting initiatives in this fiscal year."

Stanley Cutler, Senior Vice President of Finance, reported, "On a GAAP basis, the net loss for the quarter was $(306,000), or $(0.12) per share, compared to a net income of $65,000 or $0.03 per share, for the quarter ended March 31, 2003. The net loss for the year was $(1.5 million), or $(0.63) per share, compared to a net loss of $(2.1 million), or $(1.01) per share, for the prior year, a 29% improvement."

"However, he continued, on a pro forma basis, the net income for the quarter ended March 31, 2004 was $1,008,000, or $0.31 per diluted share, compared to pro forma net income of $65,000, or $ 0.03 per diluted share, for the quarter ended March 31, 2003. For the year, the pro forma net income was $325,000, or $ 0.13 per share, compared to a pro forma net loss of $(2,041,000), or $(0.97) per share, for the previous year. Pro forma net income excludes non-cash charges of $1,237,000 for stock-based compensation, and non-cash charges of $77,000 associated with valuation of warrants and conversion of debentures for the quarter ended March 31, 2004. Pro forma net income excludes non-cash charges of $1,562,000 for stock based compensation, and non-cash charges of $228,000 associated with valuation of warrants and conversion of debentures for the year ended March 31, 2004."

CONFERENCE CALL

Sento senior management will host a conference call today at 2:15 p.m. Mountain Time (4:15 p.m. Eastern Time) to discuss Sento's results, business developments, and growth opportunities. To access the call, dial 904-779-4711, in or outside the U.S., five minutes before start time. The confirmation number will be 23292829. In addition, this call will be Web cast by CCBN and can be accessed at Sento's Web site at: www.sento.com. The Web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Web cast of this call will be available for two months by visiting one of CCBN's Web sites as stated above.

PRO FORMA FINANCIAL MEASURES

In this earnings release and during our earnings conference call to be held on April 20, 2004 as described above, Sento uses or plans to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, ("GAAP"). A reconciliation between pro forma and GAAP measures can be found in the accompanying tables. The Company believes that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company's operating results exclusive of non-cash items. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under SEC rules regarding the use of non-GAAP financial measures. The Company computes pro forma operating results by adjusting GAAP operating results for stock-based compensation and valuation of warrants and conversion of debentures.

SENTO PROFILE

Sento Corporation (www.sento.com) has emerged as a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice Platform(TM), an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone--for increased customer satisfaction with dramatic cost savings to its clients. Sento provides support in 17 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Stanley J. Cutler, CFO, Sento at 801-772-1410 or stan_cutler@sento.com Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

                               SENTO CORPORATION AND SUBSIDIARIES

                              Condensed Consolidated Balance Sheets

                                             Assets


                                                                   March 31, 2004   March 31, 2003
                                                                   --------------   --------------
Current assets:
     Cash and short-term investments                                $  6,567,811     $  2,583,337
     Accounts receivable (net)                                         4,632,111        2,848,863
     Other current assets                                                456,182          220,091
                                                                    ------------     ------------
                Total current assets                                  11,656,104        5,652,291

Property and equipment (net)                                           4,220,560        4,130,921
Other assets                                                             132,896          321,521
                                                                    ------------     ------------
                Total assets                                        $ 16,009,560     $ 10,104,733
                                                                    ============     ============




                      Liabilities and Stockholders' Equity

Current liabilities:
        Current portion of long-term debt                           $    923,429     $  1,333,170
        Accounts payable                                               1,334,409        1,728,768
        Accrued liabilities and other                                  2,365,905        1,474,738
        Deferred revenue and customer deposits                            28,299           46,453
                                                                    ------------     ------------
                Total current liabilities                              4,652,042        4,583,129
                                                                    ------------     ------------

Long-term liabilities:
     Long-term debt, net of current portion                              461,252          888,825
     Convertible debentures                                                    -        1,202,821
                                                                    ------------     ------------
                Total long-term liabilities                              461,252        2,091,646
                                                                    ------------     ------------
Stockholders' equity                                                  10,896,266        3,429,958
                                                                    ------------     ------------

                Total liabilities and stockholders' equity          $ 16,009,560     $ 10,104,733
                                                                    ============     ============

                                       SENTO CORPORATION AND SUBSIDIARIES

                                 Condensed Consolidated Statements of Operations



                                                        Three Months Ended                       Year Ended
                                                ---------------------------------     ----------------------------------
                                                March 31, 2004     March 31, 2003     March 31, 2004      March 31, 2003
                                                --------------     --------------     --------------      --------------
Revenues                                        $    7,956,199     $    5,834,402     $   21,396,118      $   17,495,882

Cost of sales                                        6,184,554          5,008,861         18,071,787          16,699,235
                                                --------------     --------------     --------------      --------------
        Gross profit                                 1,771,645            825,541          3,324,331             796,647


Selling, general and administrative expenses           663,191            639,279          2,665,723           2,430,973
Stock-based compensation                             1,237,361                  -          1,562,108                   -
                                                --------------     --------------     --------------      --------------
        Operating income (loss)                       (128,907)           186,262           (903,500)         (1,634,326)
Non-cash charge for valuation of warrants and
   conversion of debentures                            (77,383)                 -           (228,162)            (70,492)

Other expense (net)                                    (99,986)          (121,531)          (333,568)           (406,530)
                                                --------------     --------------     --------------      --------------
Net income (loss)                               $     (306,276)    $       64,731     $   (1,465,230)     $   (2,111,348)
                                                ==============     ==============     ==============      ==============

Basic and diluted income (loss) per share       $        (0.12)    $         0.03     $        (0.63)     $        (1.01)
                                                ==============     ==============     ==============      ==============

Weighted average number of common shares
  outstanding                                        2,494,440          2,099,810          2,317,516           2,099,397
                                                ==============     ==============     ==============      ==============

Pro forma adjustments:

GAAP net loss                                   $     (306,276)    $       64,731     $   (1,465,230)     $   (2,111,348)
Stock-based compensation                             1,237,361                  -          1,562,108                   -
Non-cash charge for valuation of warrants and
   conversion of debentures                             77,383                  -            228,162              70,492
                                                --------------     --------------     --------------      --------------
Pro forma net income (loss)                     $    1,008,468     $       64,731     $      325,040      $   (2,040,856)
                                                ==============     ==============     ==============      ==============

Pro forma basic income (loss) per share         $         0.40     $         0.03     $         0.14      $        (0.97)
                                                ==============     ==============     ==============      ==============

Pro forma diluted income (loss) per share*      $         0.31     $         0.03     $         0.13      $        (0.97)
                                                ==============     ==============     ==============      ==============

Shares used to compute pro forma basic income
  (loss) per share                                   2,494,440          2,099,810          2,317,516           2,099,397
                                                ==============     ==============     ==============      ==============

Shares used to compute pro forma diluted
  income (loss) per share                            3,262,200          2,099,810          2,963,617           2,099,397
                                                ==============     ==============     ==============      ==============

* Pro forma diluted income (loss) per share excludes $13,000 and $73,000, respectively, of interest charges from convertible debt for the three months and year ended March 31, 2004.